EXHIBIT 99.1

Press Release	Source: MobilePro Corp.

MobilePro Corp. Announces Intention to Issue Property Dividend
Thursday August 19, 9:27 am ET

Company Plans to Distribute 3,073,113 Shares of Solution Technology International, Inc. Common Stock Upon Effectiveness of STI Registration Statement

BETHESDA, Md., Aug. 19 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today the company's intention to issue a property dividend of 3,073,113 shares of common stock of Solution Technology International, Inc., a Frederick, Maryland-based software company ("STI") (http://www.stius.com).
(Logo: http://www.newscom.com/cgi-bin/prnh/20040414/FLWLOGOLOGO )

MobilePro shareholders are expected to receive one share of registered (i.e. "free-trading") STI stock for approximately every 93 shares of MobilePro stock which they own, based on the existing shares outstanding and certain warrants. The record date for the stock dividend has been tentatively set by MobilePro's board of directors as September 15, 2004. The payment date will be as soon as practical after the United States Securities and Exchange Commission declares STI's SB-2 Registration Statement effective. The ex- dividend date will be established by the NASD pursuant to their authority over the OTC-Bulletin Board. The dividend will be detailed in a Form SB-2 to be filed with the Securities and Exchange Commission.

Kurt Gordon, MobilePro's chief financial officer and head of strategic alliances, ventures and investments said, "Issuing a property dividend of 60% of our equity stake in STI allows our shareholders to participate in our strategic relationship with this young software company. We expect to offer similar opportunities to our shareholders in the future."

In June 2004, MobilePro entered into a business development agreement pursuant to which MobilePro acquired an equity ownership interest in STI. Pursuant to the agreement, MobilePro is assisting STI with business development, including looking at bandwidth provisioning and web hosting for STI's financial services and insurance portal.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Maryland with operations in Hurst, Houston, Dallas and Beaumont TX; Shreveport, LA; Kansas City, MO; Coshocton, OH; Detroit, MI; and Janesville, WI. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. Since January 2004, MobilePro Corp. has announced letters of intent representing over $77 million in annualized revenue and has closed transactions representing over $19 million in annualized revenue.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm

For more information, contact MobilePro CFO, Kurt Gordon at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current level II price quotes, Java stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward- looking statements including the Company's ability to obtain future financing on favorable terms, changes in the wireless and telecommunications industries that compel the Company to alter its present business strategy, the Company's ability to attract management capable of implementing the Company's existing or future business strategy and the risk factors set forth in the Company's SB-2 registration statement. Results actually achieved may d iffer materially from expected results included in these statements as a result of these factors or others.

Source: MobilePro Corp.